                                                                      Exhibit 99

                         Form 3 Joint Filer Information

Name:                                 BCOM GP LLC

Address:                              C/O Pegasus Capital Advisors, L.P.
                                      99 River Road
                                      Cos Cob, CT 06807

Date of Event Requiring Statement:    08/20/14

Name:                                 BCOM Holdings, LP

Address:                              C/O Pegasus Capital Advisors, L.P.
                                      99 River Road
                                      Cos Cob, CT 06807

Date of Event Requiring Statement:    08/20/14

Name:                                 Slipstream Communications, LLC

Address:                              c/o gyro, LLC
                                      31 West 27th Street
                                      New York, NY 10001

Date of Event Requiring Statement:    08/20/14